WELLS FARGO                                WELLS FARGO BUSINESS CREDIT
                                           54101-076 MAC
                                           100 West Washington Avenue, 7th Floor
                                           Phoenix, AZ  85003
                                           602-378-2478
                                           602-378-6215 Fax



May 12, 2000



Roger Butterwick
AutoTradeCenter.Com, Inc.
8135 East Butherus, Suite 3
Scottsdale, AZ  85260

Dear Mr. Butterwick:

According to Section 6.13 of the Credit and Security Agreement dated March 26, 1999 (the "Agreement") by and between AutoTradeCenter.Com, Inc. fka Auto Network Group, Inc., an Arizona corporation (the "Borrower"), and Wells Fargo Business Credit, Inc. fka Norwest Business Credit, Inc., a Minnesota corporation (the "Lender"), the Borrower will achieve a net loss for the quarter ended March 31, 2000 of no more than $250,000.00. The Borrower has represented and warranted to Lender that it has violated Section 6.13 of the Agreement for the quarter ended March 31, 2000. This result constitutes an Event of Default pursuant to Section
8.1 of the Agreement.

According to Section 6.13 of the Agreement, the Borrower will achieve net loss for the fiscal year ended March 31, 2000 of no more than $760,000.00. The Borrower has represented and warranted to Lender that it has violated Section
6.13 of the Agreement for the fiscal year ended March 31, 2000. This result constitutes an Event of Default pursuant to Section 8.1 of the Agreement

According to Section 6.14 of the Agreement, the Borrower will achieve a net loss for each month of no more than $125,000.00. For the month of March 31, 2000, the Borrower has represented and warranted to Lender that it has violated Section
6.14 of the Agreement.  This result  constitutes an Event of Default pursuant to
Section 8.1 of the Agreement.

According to Section 7.10 of the Agreement, the Borrower will not expend or contract to expend more than $1,200,000.00 in capital expenditures for fiscal year 2000. The Borrower has represented and warranted to Lender that it has violated Section 7.10 of the Agreement. This result constitutes an Event of default pursuant to Section 8.1 of the Agreement.

As an accommodation to Borrower, Lender hereby agrees to waive the violations of Sections 6.13, 6.14, and 7.10 of the Agreement for the month, quarter, and fiscal year ended March 31, 2000 as described herein. This waiver applies only to the violation of Sections 6.13, 6.14, and 7.10 of the Agreement for the month, quarter and fiscal year ended March 31, 2000 as described herein and not to any other existing or future defaults of any kind. Lender reserves all rights and remedies allowed it under the Agreement. If you have any questions regarding this matter, please feel free to contact me at (602) 378-2469.

If you have any questions regarding this matter, please feel free to contact me at (602) 378-2469.

Sincerely,


/s/Darcy Della-Flora

Darcy Della-Flora
Vice President